UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 27, 2023

NightHawk Biosciences, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	NHWK	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Sale of Elusys Therapeutics, Inc.

On December 27, 2023, pursuant to that certain Asset and Equity Interests Purchase Agreement, dated December 11, 2023 (the “Agreement”), by and between NightHawk Biosciences, Inc. (the “Company”) and Elusys Holdings Inc., a Delaware corporation (“Buyer”), a company controlled by the Company’s Chairman, Chief Executive Officer and President, Jeffrey Wolf, the Company completed the sale to Buyer of: (i) all of the issued and outstanding equity interests in Elusys Therapeutics, Inc., a wholly owned subsidiary of the Company (“Elusys”), and (ii) the exclusive right to use the name “NightHawk” and ownership of any and all trademark, goodwill and other rights in connection with such name, which right and ownership will commence at a later date to be agreed upon by the parties (collectively, the “Purchased Assets”) (such transaction, the “Transaction”). The closing had been subject to the prior satisfaction or waiver of certain closing conditions, including a notice period that was waived.

Pursuant to the Agreement, at the December 27, 2023 closing of the Transaction (the “Closing”) the Buyer assumed certain specified liabilities and manufacturing commitments relating to Elusys’ business, currently estimated at $40 million. The assumed liabilities and manufacturing commitments include all amounts owed to the former owners of Elusys under that certain Agreement and Plan of Merger and Reorganization by and among the Company, Heat Acquisition Sub 1, Inc., Elusys Therapeutics and Fortis Advisors LLC, in its capacity as “Stockholders’ Representative,” which provides that the Company will remain liable if the Buyer fails to satisfy the obligations it assumed under such agreement and the assumption by Buyer of all operating costs of Elusys, including the costs incurred after the Closing related to Elusys employees, consultants, and regulatory and research costs (collectively, the “Assumed Liabilities”). Mr. Wolf and William Ostrander, the Company’s Chief Financial Officer, will continue to serve in their current positions with the Company and also continue to serve as the Chief Executive Officer and Chief Financial Officer, respectively, of the Buyer.

Pursuant to the Agreement, the Buyer was obligated to pay the Company $500,000 on December 11, 2023, which payment was timely completed. The Buyer is further obligated to pay to the Company on an annual basis a royalty fee equal to 3% of gross revenue received by Buyer or any of its affiliates or their respective successors or licensees from all sales of the anthrax antitoxin known as ANTHIM® during the period commencing on January 1, 2024 and ending on June 30, 2031; provided that, if as of December 31, 2028, the Company has not received an aggregate of $5,000,000 in such royalty fees, Buyer will be obligated to pay to the Company no later than March 1, 2029 a cash payment equal to the difference between the aggregate amount of such royalty fees received by the Company and $5,000,000.

The Buyer agreed, as a post-closing covenant, to purchase from the Company, no later than January 20, 2024, a convertible promissory note in the aggregate amount of $2,250,000 (the “Note”), the conversion of which is subject to both the Buyer’s election and obtaining stockholder approval of the issuance of shares of the Company’s common stock upon such conversion. The Note will bear interest at a rate of 1% per annum, mature on the one-year anniversary of its issuance and convert into shares of our common stock at the option of the Buyer only if stockholder approval of the issuance of such shares of common stock issuable upon conversion of the Note is obtained prior to the maturity date. The conversion price will be equal to 110% of the volume weighted average price (VWAP) of the Company’s common stock for the seven trading days prior to December 11, 2023. Notwithstanding the foregoing, if the Company consummates a public financing, subject to certain exceptions, within sixty days of December 11, 2023, the conversion price shall be adjusted to be 110% of the per share purchase price of the common stock in such public financing. Such adjustment shall only be made upon the first financing in the event of multiple financings during the foregoing period. Based upon a conversion price of $0.39281, which is 110% of the VWAP of our common stock for the seven trading days prior to December 11, 2023, upon conversion of the Note (exclusive of interest), Buyer would be issued 5,727,960 shares of the Company’s common stock upon conversion of the Note.

The foregoing description of the terms of the Agreement and the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the Note, copies of which are included as Exhibit 2.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Shared Services Agreement

In connection with the Transaction, on the date of Closing the Company entered into a shared services agreement (the “Shared Services Agreement”) with the Buyer setting forth the terms on which the Company will provide to Buyer, on a transitional basis, certain services or functions that it has historically provided to Elusys. Shared services will include various administrative, accounting, billing, cash management and banking and budgeting services and other support services.

In consideration for such services, the Buyer will pay fees to the Company for the services provided, and those fees will generally be in amounts intended to allow the Company to recover all of its direct and indirect costs incurred in providing those services. The Company will charge the Buyer a fee for services performed by (i) the Company’s employees which shall be a percentage of each employee’s base salary based upon an allocation of their business time spent providing such services and (ii) third parties, the fees charged by such third parties. Buyer will also pay the Company for general and administrative expenses incurred by the Company attributable to both the operation of the Buyer and the Company (other than the provision of the services performed by Company employees) and the provision of the shared services.

The foregoing description of the terms of the Shared Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is included as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Note and the shares of common stock that may be issued under the Note are being offered and sold in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D thereunder.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Pro forma financial information regarding the Transaction was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2023, is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d)	Exhibits.

	Exhibit Number	Description
	2.1+	Asset and Equity Interests Purchase Agreement by and between NightHawk Biosciences, Inc. and Elusys Holdings Inc., dated as December 11, 2023 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2023)
	4.1	Form of Convertible Note (incorporated by reference to Exhibit 4.8 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2023)
	10.1	Form of Shared Services Agreement between NightHawk Biosciences, Inc. and Elusys Holdings Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2023)
	99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2023; Unaudited Pro Forma Condensed Statements of Operations for the Nine Months Ended September 30, 2023; and Unaudited Pro Forma Condensed Statements of Operations for the Year Ended December 31, 2022. (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2023)
	104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

 _____________

+	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2023	NightHawk Biosciences, Inc.

	By:	/s/ William Ostrander
	Name:	William Ostrander
	Title:	Chief Financial Officer